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                                                                    Exhibit 99.1

                                    CONSENT
                                    -------


To: Saifun Semiconductors Ltd.

Date: March 6, 2006

     I hereby consent to the inclusion in the registration statement on Form F-1 of Saifun Semiconductors Ltd. (the "Company"), and in the related Prospectus, of
(i) a reference naming me as a person about to become a director of the Company, and (ii) such other information regarding me as is required to be included therein under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                  Sincerely,

                                                  /s/ Ida Keidar-Malits
                                                  ------------------------------
                                                  Ida Keidar-Malits